Exhibit 4.1
AMENDMENT TO STOCKHOLDERS RIGHTS PLAN
AMENDMENT NO. 1 TO
RIGHTS AGREEMENT
     This Amendment No. 1 to Rights Agreement (this “Amendment”), is entered into on April 27, 2007 and effective as of October 18, 2006, between Virco Mfg. Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, as successor to The Chase Manhattan Bank (the “Rights Agent”). This Amendment amends that certain Rights Agreement, dated as of October 18, 1996 (the “Agreement”), between the Company and the Rights Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.
RECITALS
     WHEREAS, the Company previously authorized, declared and paid a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, par value .01 per share, of the Company subject to the terms and conditions of the Agreement;
     WHEREAS, pursuant to the Agreement, the Rights will expire on October 25, 2006;
     WHEREAS, the Board of the Directors of the Company deems it to be in the best interests of the Company to amend the Agreement, in accordance with the terms hereof, to extend the term of the Rights and to make such other changes as provided herein; and
     WHEREAS, the Company and the Rights Agent desire to enter into this Amendment to extend the term of the Rights and to make such other changes as provided herein.
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Rights Agent hereby agree as follows:
AGREEMENT
     1. Section 1(n) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(n) “Expiration Date” shall mean October 25, 2016, unless the Distribution Date shall occur on or prior to such date and the Rights shall have been separated from the Common Shares pursuant to the terms of this Agreement, in which case “Expiration Date” shall mean the date which is the tenth anniversary of the Distribution Date.”
     2. The first sentence of Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.”
     3. The references to “The Chase Manhattan Bank” in Section 3(e) and Section 3(f) of the Agreement are hereby deleted and replaced with “Mellon Investor Services LLC.”
     4. Section 3 of the Agreement is hereby amended by inserting the following as Section 3(i) thereof:
     “(i) The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.”
     5. Section 4 of the Agreement is hereby amended by inserting “(but which do not affect the rights, duties or responsibilities of the Rights Agent)” after the phrase “as the Company may deem appropriate”.
     6. The references to “in New York, New York” in Section 5(b) and Section 7(b) of the Agreement are hereby deleted and replaced with “designated for such purpose.”
     7. The following sentence is hereby added as the last sentence of Section 6(a) of the Agreement:
     “The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.”
     8. Section 11(c) of the Agreement is hereby amended by inserting “(as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent)” after the phrase “over and above the fair market value”.
     9. Section 11(i) of the Agreement is hereby amended by inserting “(with prompt written notice to the Rights Agent) after the phrase “make a public announcement”.
     10. Section 11(l) of the Agreement is hereby amended by inserting “(with prompt written notice thereof to the Rights Agent)” after the phrase “the Company may elect to defer”.
     11. Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for any adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.”
     12. Section 14 of the Agreement is hereby amended by inserting the following as Section 14(d) thereof:
     “(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.”
     13. Section 15 of the Agreement is hereby amended by inserting “and Section 20 hereof” after the phrase “Section 18”.
     14. Section 15 of the Agreement is hereby amended by inserting the following as Section 15(b) thereof:
     “(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance or such obligation.”
     15. Section 18(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(a) The Company agrees to pay the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence or bad faith on the part of the Rights Agent (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.”
     16. Any and all references to “corporation” in Section 19 of the Agreement are hereby deleted and replaced with references to “Person”.
     17. The reference to “corporate trust or stock transfer” in Section 19 of the Agreement is hereby deleted and replaced with a reference to “shareholder services”.
     18. Section 20(c) of the Agreement is hereby amended by inserting the following at the end of Section 20(c):
     “Any liability of the Rights Agent under this Agreement will be limited to four (4) times the amount of annual fees paid by the Company to the Rights Agent.”
     19. Section 20(c) of the Agreement is hereby amended by inserting “(which negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction”) after the phase “negligence, bad faith or willful misconduct.”)
     20. Section 20(i) of the Agreement is hereby amended by deleting “provided that reasonable care was exercised in the selection thereof” and replacing it with the following:
     “absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).”
     21. Section 20(g) of the Agreement is hereby amended by deleting the phrase “and it shall not be liable for any action taken or suffered by it in good faith in accordance with the instructions of any such officer” and replacing it with the following:
     “and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.”
     22. Section 20 of the Agreement is hereby amended by inserting the following as Section 20(j) thereof.
     “(j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.”
     23. Any and all references to “corporation” in Section 21 of the Agreement are hereby deleted and replaced with references to “Person”.
     24. Section 21 of the Agreement is hereby amended by inserting the following at the end of the fifth sentence of Section 21:
     “or an Affiliate of such a Person.”
     25. Section 23(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event or (iii) the Expiration Date, the Board of Directors of the Company may, at its option, authorize and direct the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”), and the Company shall so redeem the Rights.”
     26. The following is hereby added as the second sentence of Section 23(b) of the Agreement:
     “The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent).”
     27. The following is hereby added as the second sentence of Section 24(b) of the Agreement:
     “The Company shall promptly given public notice of any such exchange (with prompt written notice thereof to the Rights Agent.”
     28. The provision of Section 26 of the Agreement relating to the address of the Rights Agent is hereby deleted in its entirety and replaced with the following:
“Mellon Investor Services LLC
600 N. Pearl Street
Suite 1010
Dallas, TX 75201
Attention: Relationship Manager
Facsimile No.: (214) 922-4477
With a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Facsimile No.: (201) 680-4610”

     29. Section 27(a) of the Agreement is hereby amended by adding the following before the phrase “the Rights Agent shall so supplement”:
     “, upon receipt of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this Section 27,”
     30. Section 27(a) of the Agreement is hereby amended by adding the following at the end of Section 27(a):
     “Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but is not obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.”
     31. The proviso in Section 32 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.”
     32. The reference to “October 25, 2006” in the block header of Exhibit B to the Agreement is hereby replaced with a reference to “October 25, 2016”.
     33. The reference to “October 25, 2006” in the first paragraph of Exhibit B to the Agreement is hereby replaced with a reference to “October 25, 2016.”
     34. The references to “The Chase Manhattan Bank” in Exhibit B are hereby replaced with references to “Mellon Investor Services LLC.”
     35. Section 4 of Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the following:
     “The Rights shall expire on October 25, 2016, unless earlier redeemed or exchanged, unless the Distribution Date has previously occurred and the Rights have separated from the Common Shares, in which case the Rights will remain outstanding for ten years.”
     36. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State; provided, however, that with respect solely to matters regarding the rights and obligations of the Rights Agent hereunder, the laws of the State of New York shall govern.
     37. This Amendment may be executed by facsimile signature and in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.
     38. Except as expressly provided in this Amendment, all terms and provisions of the Agreement shall remain unmodified and in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, this Amendment is entered into as of the date first above written.

VIRCO MFG. CORPORATION, a Delaware corporation

By:

Name:
Title:

MELLON INVESTOR SERVICES LLC, as Rights Agent

By:

Name:
Title: